Exhibit 99.1

May 14, 2020

To the Board of Directors TEO Foods, Inc.

Due to staffing issues at our firm and our clients staffing difficulties as a result of the COVID-19 pandemic, we need additional time to complete the review procedures required to file your Form 10-Q as of March 31, 2020. We concur with TEO Foods, Inc. that it is necessary to file a report on Form 8-K to request the additional 45-day extension to file the quarterly report on Form 10-Q.

Very truly yours,

Accell Audit & Compliance, P.A.

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